Exhibit 21.1

CORPORATE PROPERTY ASSOCIATES 18 – GLOBAL INCORPORATED
LIST OF REGISTRANT SUBSIDIARIES

Name of Subsidiary	Ownership	State or Country of Incorporation
11 Camp (MA) LLC	100%	Delaware
25th Street Storage 18 (FL) LLC	100%	Delaware
3265 University Parkway Storage 18 (FL) LLC	100%	Delaware
5150 University Parkway Storage 18 (FL) LLC	100%	Delaware
AIR ENT (OH) LLC	100%	Delaware
Airport Storage 18 (FL) LLC	100%	Delaware
Arium Dunwoody Owner, LLC	97%	Delaware
Arium Dunwoody Venture, LLC	97%	Delaware
Arium Emerald Isle Owner, LLC	97%	Delaware
Arium Emerald Isle Venture, LLC	97%	Delaware
Arium Pinnacle Ridge Venture, LP	97%	Delaware
Arium Pinnacle Ridge, LP	97%	Delaware
Arium Station 29, LLC	97%	Delaware
ATCHI (IL) LLC	100%	Delaware
Atlanta Self Storage 18 (GA) LLC	100%	Delaware
AUTOPRO (GA) LLC	100%	Delaware
Barn Cement (TX) LLC	100%	Delaware
Beechnut Storage 18 (TX) LLC	100%	Delaware
Beechnut Storage Owner 18 (TX) LP	100%	Delaware
BEL BTS (SC) LLC	100%	Delaware
Boom (MN) LLC	100%	Delaware
Brantley Pines (FL) LLC	97%	Delaware
C5 Eiendom AS	51%	Norway
C5 Eiendom IS	50%	Norway
Can Stor Investor 1 ULC	90%	Canada
Can Stor Investors TRS Corp.	90%	Canada
Can Stor Nominee Corp.	90%	Canada
Can Storage 18 (TOR) LLC	100%	Delaware
CAT LOG (WI) LLC	100%	Delaware
CII Landlord (IL) LLC	100%	Delaware
CIP 18 (NY) MEZZ LLC	100%	Delaware
Cityview Nominee Corp.	90%	Canada
Cityview Storage LP	90%	Canada
CM Nathan (MN) LLC	100%	Delaware
CMAR 18 Investor (DE) LLC	100%	Delaware
CMAR Hotel Landlord 18 (Mauritius) Ltd	100%	Mauritius
COOP (GA) LLC	100%	Delaware
CPA 18 Con s.r.o.	100%	Slovakia
CPA 18 Family TRS (DE) LLC	97%	Delaware
CPA 18 GH Member LLC	100%	Delaware
CPA 18 Integras GH Investor Limited	100%	Ghana
CPA 18 Integras JV (DE) LLC	100%	Delaware

LIST OF REGISTRANT SUBSIDIARIES (Continued)

Name of Subsidiary	Ownership	State or Country of Incorporation
CPA 18 International Holding and Financing LLC	100%	Delaware
CPA 18 Pan-European Holding Coöperatief U.A.	100%	Netherlands
CPA:18 Limited Partnership	100%	Delaware
CPA18 Family Investor (DE) LLC	100%	Delaware
CPA18 MULTI Family Investor (DE) LP	100%	Delaware
CPA18 MULTI Family Investor GP (DE) LLC	100%	Delaware
CPA18 Pinnacle Ridge TRS (DE) LLC	97%	Delaware
CPA-CS Holdings LP	90%	Delaware
Crystal Lake Storage 18 (IL) LLC	100%	Delaware
CS-GP 18 (TOR) LLC	100%	Delaware
Cups Number One (DE) LLC	100%	Delaware
Desert Storage 18 (CA) LP	100%	Delaware
Desert Storage GP 18 (CA) LLC	100%	Delaware
DKSN Storage 18 (TX) LLC	100%	Delaware
El Paso Six Storate 18 (TX) LLC	100%	Delaware
Eleventh Storage 18 (GA) LLC	100%	Delaware
Emerald Isle TRS (DE) LLC	97%	Delaware
Fernandina Beach Storage 18 (FL) LLC	100%	Delaware
FM Naples Storage 18 (FL) LLC	100%	Delaware
Fortune Road Storage 18 (FL) LLC	100%	Delaware
Galleria Storage 18 (TX) LLC	100%	Delaware
Grand Estates Cable TRS (DE) LLC	97%	Delaware
Grand Estates Owner, LLC	97%	Delaware
Grand Estates Venture, LLC	97%	Delaware
Greensboro Storage GP 18 (NC) LLC	100%	Delaware
Greensboro Storage Owner 18 (NC) LP	100%	Delaware
Hawk (IA) LLC	100%	Delaware
Hawk JV Landlord (IA) LLC	100%	Delaware
Hawk Landlord (IA) LLC	100%	Delaware
Hotel Airport Stuttgart Grundstücks GmbH	95%	Germany
Hulikoa Kona Storage 18 (HI) LLC	100%	Delaware
Humble Storage 18 (TX) LLC	100%	Delaware
IH37 Storage 18 (TX) LLX	100%	Delaware
Ithaca Storage 18 (NY) LLC	100%	Delaware
Jandoor (MULTI) LLC	100%	Delaware
Jax Costa (FL) LLC	100%	Delaware
Jensen Beach Storage 18 (FL) LLC	100%	Delaware
Joan Storage 18 (FL) LLC	100%	Delaware
Kaloko Storage 18 (HI) LLC	100%	Delaware
Lady L Storage 18 (FL) LLC	100%	Delaware
Lakeshore Storage LP	90%	Canada
Lakeshore Storage Nominee Corp.	90%	Canada
Leesburg Storage 18 (FL) LLC	100%	Delaware
Louisville Storage 18 (KY) LLC	100%	Delaware
LV Storage Portfolio 18 (NV) LLC	100%	Delaware

LIST OF REGISTRANT SUBSIDIARIES (Continued)

Name of Subsidiary	Ownership	State or Country of Incorporation
Miami Storage 18 (FL) LLC	100%	Delaware
MIS EGN (MN) LLC	100%	Delaware
Orlando Storage 17 (FL) LLC	100%	Delaware
Østre Aker vei 88 AS (ØAV 88 AS)	100%	Norway
OVG Projecten LXX B.V.	40%	Netherlands
Palm Bay Storage 18 (FL) LLC	100%	Delaware
Panama Storage 18 (FL) LLC	100%	Delaware
Pleasant Hill GL 18 (FL) LLC	100%	Delaware
Pleasant Hill Storage 18 (FL) LLC	100%	Delaware
Pompano Storage 18 (FL) LLC	100%	Delaware
Portland Storage 18 (OR) LLC	100%	Delaware
Rankin Storage 18 (TX) LLC	100%	Delaware
Rankin Storage Owner 18 (TX) LP	100%	Delaware
Redrock Storage 18 (NV) LLC	100%	Delaware
Ring Spin (GA) LLC	100%	Delaware
Sebastian Storage 18 (FL) LLC	100%	Delaware
SFT INS (TX) LLC	50%	Delaware
Smalvollveien 65 Eiendom AS	90%	Norway
Smalvollvn 65 ANS	90%	Norway
Sparky's Storage 18 (CA) LP	100%	Delaware
Sparky's Storage GP 18 (CA) LLC	100%	Delaware
Spencer Storage 18 (MO) LLC	100%	Delaware
State Road Storage 18 (FL) LLC	100%	Delaware
Storage 18 ES Account (DE) LLC	100%	Delaware
Tallahassee Storage 18 (FL) LLC	100%	Delaware
Temecula Storage 18 (CA) LP	100%	Delaware
Temecula Storage GP 18 (CA) LLC	100%	Delaware
Turbo Headquarters (TX) LLC	100%	Delaware
Two Notch Storage 18 (SC) LLC	100%	Delaware
USHOLL (MI) LLC	100%	Delaware
Valrico Storage 18 (FL) LLC	100%	Delaware
WPC Agro 5 d.o.o.	80%	Croatia
WPC APP 18-10 B.V.	100%	Netherlands
WPC App 2 AS (f/k/a Inceptum 805 AS)	100%	Norway
WPC Cardiff 18-8 B.V.	95%	Netherlands
WPC Hamburg 18-12 B.V.	100%	Netherlands
WPC Infin 18 GmbH & Co. KG	100%	Germany
WPC Infin 18 Verwaltungs GmbH	100%	Germany
WPC Infin 18-4 B.V.	100%	Netherlands
WPC Jacob 18-16 B.V.	100%	Netherlands
WPC KONZ 18-2 B.V.	100%	Netherlands
WPC Lipowy Sp.z.o.o. (f/k/a Kimberley Sp.z o.o.)	50%	Poland
WPC Portsmouth 18-17 B.V.	100%	Netherlands
WPC Rab 18-11 B.V.	100%	Netherlands
WPC Reading 18-3 B.V.	96%	Netherlands

LIST OF REGISTRANT SUBSIDIARIES (Continued)

Name of Subsidiary	Ownership	State or Country of Incorporation
WPC SIEM 1 AS	100%	Norway
WPC Siem 18-3 B.V.	100%	Netherlands
WPC SIEM 2 AS	100%	Norway
WPC SIEM 3 AS	100%	Norway
WPC Smalvollveien 18-15 B.V.	100%	Netherlands
WPC Smalvollveien Holding AS	100%	Norway
WPC Smalvollveien Purchaser AS	90%	Norway
WPC Storage TRS 18-1 (DE) Inc.	100%	Delaware
WPC Truff 18-7 B.V.	100%	Netherlands
WPC Voam 18-6 B.V.	100%	Netherlands